                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                      DELINQUENT LOANS BY PROPERTY TYPE              EXHIBIT 99H
                            (dollars in thousands)
                                  (unaudited)

                                      % OF TYPE OF               % OF TYPE OF               % OF TYPE OF               % OF TYPE OF
                                         GROSS                      GROSS                      GROSS                      GROSS
                            SEPT. 30,    LOANS         JUNE 30,     LOANS         MAR. 31,     LOANS         DEC. 31,     LOANS
                              1997     RECEIVABLE        1997     RECEIVABLE        1997     RECEIVABLE        1996     RECEIVABLE
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------
Single-family  1-4 units:
   31 - 60 Days             $ 47,820        0.53%      $ 46,172        0.52%      $ 52,181        0.63%      $ 52,280        0.65%
   61 - 90 Days               18,315        0.20%        17,030        0.19%        18,035        0.22%        22,787        0.28%
   Over 90 Days               85,787        0.94%        82,989        0.95%        93,111        1.12%       100,006        1.23%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------
                             151,922        1.67%       146,191        1.66%       163,327        1.97%       175,073        2.16%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------

Multi-family  5-36 units:
   31 - 60 Days                8,452        0.58%         8,944        0.61%        11,351        0.76%        10,507        0.69%
   61 - 90 Days                5,551        0.38%         3,021        0.20%         4,105        0.27%         4,932        0.33%
   Over 90 Days               11,118        0.77%        17,713        1.20%        17,405        1.16%        21,009        1.39%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------
                              25,121        1.73%        29,678        2.01%        32,861        2.19%        36,448        2.41%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------

Multi-family  37 or more units:
   31 - 60 Days                 ----        ----          1,312        0.38%          ----        ----          1,887        0.50%
   61 - 90 Days                 ----        ----           ----        ----          1,478        0.41%           988        0.26%
   Over 90 Days                1,503        0.43%          ----        ----          4,470        1.23%        10,917        2.90%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------
                               1,503        0.43%         1,312        0.38%         5,948        1.64%        13,792        3.66%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------

Non-residential:
   31 - 60 Days                7,340        0.69%        11,240        0.93%        12,226        1.02%         8,827        0.71%
   61 - 90 Days                5,035        0.47%         3,079        0.26%         2,422        0.20%            18        ----
   Over 90 Days                9,281        0.87%        14,149        1.17%        12,660        1.05%        12,262        0.99%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------
                              21,656        2.03%        28,468        2.36%        27,308        2.27%        21,107        1.70%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------

Commercial:
   31 - 60 Days                8,515        4.00%         3,235        2.02%           929        1.26%             2        ----
   61 - 90 Days                2,374        1.11%         1,935        1.21%          ----        ----           ----        ----
   Over 90 Days                1,853        0.87%           726        0.45%             6        0.01%          ----        ----
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------
                              12,742        5.98%         5,896        3.68%           935        1.27%             2        ----
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------

Consumer:
   31 - 60 Days                1,020        0.83%         1,560        1.29%         2,462        2.73%         1,517        1.85%
   61 - 90 Days                  559        0.45%           624        0.52%           769        0.85%           521        0.63%
   Over 90 Days                  782        0.63%         1,562        1.29%           409        0.45%           512        0.62%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------
                               2,361        1.91%         3,746        3.10%         3,640        4.03%         2,550        3.10%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------

Total:
   31 - 60 Days               73,147        0.59%        72,463        0.60%        79,149        0.69%        75,020        0.66%
   61 - 90 Days               31,834        0.26%        25,689        0.21%        26,809        0.23%        29,246        0.26%
   Over 90 Days              110,324        0.90%       117,139        0.96%       128,061        1.11%       144,706        1.27%
                            --------   ----------      --------   ----------      --------   ----------      --------   ----------
                            $215,305        1.75%      $215,291        1.77%      $234,019        2.03%      $248,972        2.19%
                            ========   ==========      ========   ==========      ========   ==========      ========   ==========
                                              % OF TYPE OF
                                                 GROSS
                                   SEPT. 30,     LOANS
                                     1996      RECEIVABLE
                                   ---------   ----------
Single-family  1-4 units:
   31 - 60 Days                     $ 51,442        0.63%
   61 - 90 Days                       28,023        0.35%
   Over 90 Days                      107,263        1.32%
                                    --------   ----------
                                     186,728        2.30%
                                    --------   ----------

Multi-family  5-36 units:
   31 - 60 Days                       13,629        0.88%
   61 - 90 Days                        5,619        0.36%
   Over 90 Days                       27,391        1.78%
                                    --------   ----------
                                      46,639        3.02%
                                    --------   ----------

Multi-family  37 or more units:
   31 - 60 Days                         ----         ----
   61 - 90 Days                         ----         ----
   Over 90 Days                       12,755        3.30%
                                    --------   ----------
                                      12,755        3.30%
                                    --------   ----------

Non-residential:
   31 - 60 Days                       12,579        0.97%
   61 - 90 Days                          607        0.05%
   Over 90 Days                       14,840        1.14%
                                    --------   ----------
                                      28,026        2.16%
                                    --------   ----------

Commercial:
   31 - 60 Days                           16        0.09%
   61 - 90 Days                         ----         ----
   Over 90 Days                           12        0.06%
                                    --------   ----------
                                          28        0.15%
                                    --------   ----------

Consumer:
   31 - 60 Days                        1,480        2.00%
   61 - 90 Days                          448        0.60%
   Over 90 Days                          657        0.89%
                                    --------   ----------
                                       2,585        3.49%
                                    --------   ----------

Total:
   31 - 60 Days                       79,146        0.69%
   61 - 90 Days                       34,697        0.30%
   Over 90 Days                      162,918        1.43%
                                    --------   ----------
                                    $276,761        2.42%
                                    ========   ==========